Exhibit 1.1

Form of Underwriting Agreement

Bank of Montreal

unconditionally and irrevocably guaranteed by

BMO Covered Bond Guarantor Limited Partnership

Covered Bonds

up to an aggregate initial offering price of U.S.$10,000,000,000 or the equivalent thereof in other currencies under the global registered covered bond program

Underwriting Agreement

[  —], 201[    ]

To the Dealers named in Annex III hereto.

Ladies and Gentlemen:

Bank of Montreal, a Canadian chartered bank (the “Bank”), proposes, subject to the terms and conditions stated herein, to issue and sell, from time to time, covered bonds under the Bank’s registered global covered bond program, in an aggregate principal amount of up to U.S. $10,000,000,000 or the equivalent thereof in one or more foreign or composite currencies or currency units (“Covered Bonds”) unconditionally and irrevocably guaranteed (the “Covered Bond Guarantee”, and together with the Covered Bonds, the “Securities”) by BMO Covered Bond Guarantor Limited Partnership (the “Guarantor”), pursuant to the terms of this agreement (the “Agreement”).

Subject to the terms and conditions stated herein, the Bank hereby appoints each of you (individually, a “Dealer” and, collectively, the “Dealers”) as a dealer of the Bank for the purpose of soliciting and receiving offers to purchase the Securities, and the Bank and each of the Dealers severally agree that whenever the Bank determines to sell Securities to any Dealer, the Bank and such Dealer will, unless otherwise agreed by them, enter into a separate agreement, substantially in the form of Annex I hereto, relating to such sale (each, a “Terms Agreement”), in accordance with Section 3(b) hereof. The Bank reserves the right to sell Securities directly on its own behalf and to enter into agreements with other broker-dealers as Dealers for a specific offering of Securities as contemplated by Section 11(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Bank to sell any Securities or an obligation of any Dealer to purchase Securities.

The terms, conditions and rights of the Securities shall be as specified in or established pursuant to the Trust Deed, dated as of September 30, 2013, as it may be amended and supplemented from time to time (the “Trust Deed”), between the Bank and Computershare Trust Company of Canada, as bond trustee (the “Trustee”). The Securities shall have the maturity ranges, annual interest rates (if any), redemption provisions (if any) and other terms set forth in supplements to the Prospectus referred to below. The Securities may be issued in amounts denominated in United States dollars or in amounts denominated in foreign currencies, including the Euro, or any composite currency. The Securities will be issued, and the terms thereof established, from time to time by the Bank in accordance with the Trust Deed and such terms will be specified in the relevant Terms Agreement.

The Bank has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (No. 333-189814) on Form F-3 for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of, among other securities, the Securities. Such registration statement, and any post-effective amendment thereto as of the date of this Agreement, excluding the exhibits thereto, but including all documents incorporated by reference in the prospectus included therein and the information, if any, deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act, has been declared effective by the Commission, are hereinafter called the “Registration Statement”. The prospectus filed as part of the registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is hereinafter called the “Prospectus”; any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such prospectus; any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities and is filed in accordance with Section 5(a) hereof is hereinafter called a “Prospectus Supplement”; any reference herein to the “Prospectus as amended or supplemented”, other than in Section 3(d) hereof, shall be deemed to refer to and include the Prospectus as most recently amended or supplemented (including by the applicable Prospectus Supplement and any other prospectus supplement specifically referred to in such Prospectus Supplement) in relation to the Securities to be sold pursuant to this Agreement, in the form most recently filed or transmitted for filing with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing. The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) under the Securities Act, of the Bank relating to the Securities.

Terms not defined in this Agreement have the same meaning given to them in the Prospectus and the Prospectus Supplement.

1. The Bank represents and warrants to, and agrees with, each Dealer that:

(a) The Bank meets the requirements for use of Form F-3 under the Securities Act; the Registration Statement has been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission and there are no reports or other information that in accordance with the requirements of the Commission must be made publicly available in connection with the offering of the Securities that have not been made publicly available as required; there are no documents required to be filed with the Commission in connection with the Prospectus that have not been filed as required; there are no contracts, documents or other materials required to be described or referred to in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, referred to or filed or incorporated by reference as required and, in the case of those documents filed, delivered to the Dealers;

(b) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission;

(c) (i) Each part of the Registration Statement, the Pricing Disclosure Package and the Prospectus conform and, as amended or supplemented as of the date of any Prospectus Supplement and the related settlement date, will conform, in all material respects with the requirements of the Securities Act, Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, and as of the date of this Agreement, did not contain and, as amended or supplemented as of the date of any Prospectus Supplement and the related settlement date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus does not contain and, as amended or supplemented as of the date of any Prospectus Supplement and the related settlement date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that with respect to clauses (i) through (iii), (1) the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Bank by such Dealer expressly for use in the preparation thereof, or (B) those parts of the Registration Statement that constitute the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of the Trustees and (2) the representations and warranties set forth above, when made as of the date of this Agreement, shall be deemed not to cover information concerning an offering of particular Securities;

(d) (i) With respect to any issue of Securities, the “Applicable Time” will be such time on the date of the applicable Terms Agreement as is specified therein as the Applicable Time, and the “Pricing Disclosure Package” will be the Prospectus as amended or supplemented at the Applicable Time together with (A) the information referenced in Schedule II(b) to such Terms Agreement and (B) such other documents, if any, as may be listed in Schedule II(a) to such Terms Agreement, taken together; (ii) with respect to each such issue of Securities, the Pricing Disclosure Package, as of the Applicable Time and as of the settlement date with respect to such issue of Securities, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iii) with respect to each such issue of Securities, each Issuer Free Writing Prospectus listed in Schedule II(a) to the applicable Terms Agreement, if any, will not conflict (except to the extent that such conflict is a modification of or supersedes previous information) with the information contained in the Registration Statement, the Prospectus or the Prospectus as amended or supplemented and, taken together with the Pricing Disclosure Package as of the Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the representations and warranties in clauses (ii) and (iii) of this Section 1(c) shall not apply to statements or omissions made in any Pricing Disclosure Package or Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Bank by such Dealer expressly for use therein;

(e) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, or furnished to the Commission and expressly incorporated by reference, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed, or furnished and expressly incorporated by reference, with the Commission, as the case may be, will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(f) The Bank exists as a Schedule I bank under the Bank Act (Canada), and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus as amended or supplemented and is qualified to transact business, except to the extent that the failure to be so qualified would not have a Material Adverse Effect as hereinafter defined;

(g) The Bank is registered as a registered issuer in the registry established by the Canadian Mortgage and Housing Corporation (the “CMHC”) pursuant to Section 21.51 of Part I.1 of the National Housing Act (Canada) (the “Registry”) and the Program is registered in the Registry and the Bank will not request the deregistration of the Bank as a registered issuer in the Registry or the deregistration of the Program in the Registry for so long as the Covered Bonds issued under such Terms Agreement are outstanding;

(h) the Bank and the Guarantor are in compliance in all material respects with all of their respective obligations under Part I.1 of the National Housing Act (Canada) and the Canadian Registered Covered Bond Programs Guide published by the CMHC on June 27, 2013, as amended from time to time (the “Guide”) and the Bank’s right to issue Covered Bonds under the Covered Bond Program is not suspended by the CMHC;

(i) All Securities will be issued by the Bank as a registered issuer under Part I.1 of the National Housing Act (Canada) and the Guide and under a registered covered bond program under Part I.1 of the National Housing Act (Canada) and the Guide;

(j) The Bank is not an “ineligible issuer” in connection with the offering of Securities pursuant to Rule 164 under the Securities Act. Any Issuer Free Writing Prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each Issuer Free Writing Prospectus that the Bank has filed or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply, in all material respects, with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder;

(k) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented there has not been (i) any material change in the share capital (other than as occasioned by common shares of the Bank having been issued pursuant to the Bank’s employee stock purchase plans, equity incentive option plans or dividend reinvestment plans, as occasioned upon conversion of convertible securities, as occasioned by shares issued in exchange for subsidiary corporation shares or acquisitions, and other than repurchased under the Bank’s normal course issuer bid), or (ii) any material adverse change in or affecting the financial position, shareholders’ equity or results of operations of the Bank and its consolidated subsidiaries considered as an entirety, in each case, otherwise than as set forth or contemplated in the Prospectus and the Registration Statement, each as amended or supplemented (any such change described in clause (ii) is referred to as a “Material Adverse Change”);

(l) This Agreement, the Agency Agreement and the Mortgage Sale Agreement has been authorized, executed and delivered by the Bank;

(m) The series constituting the Securities has been duly authorized and established in conformity with the Trust Deed and, when issued, the terms of a particular Security and of the issue and sale thereof have been duly authorized and established by all necessary corporate action in conformity with the Trust Deed, and such Security has been duly executed, authenticated and issued in accordance with the Trust Deed, and delivered against payment therefor as contemplated by this Agreement and any applicable Terms Agreement, such Security will have been duly executed, authenticated, issued and delivered and will constitute a valid and legally binding obligation of the Bank entitled to the benefits provided by the Trust Deed, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Trust Deed has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the Bank, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Trust Deed conforms and the Securities will conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

(n) The execution and delivery by the Bank of this Agreement, the Trust Deed, the Securities and the issue and sale of the Securities and the compliance by the Bank with all of the provisions of the Securities, the Trust Deed, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated, will not result in a violation or breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Bank is a party or by which the Bank is bound or to which any of the property or assets of the Bank is subject, or result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Bank or any of its properties, except, in each case, for such conflicts, breaches, defaults and violations that would not have a material adverse effect on the business, financial position, shareholders’ equity or results of operations of the Bank and its subsidiaries considered as an entirety (a “Material Adverse Effect”) or affect the validity of the Securities, nor will such action result in any material violation of the provisions of the Bank Act (Canada) or a violation of the by-laws of the Bank; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required by the Bank for the issue and sale of the Securities or the consummation by the Bank of the other transactions contemplated by this Agreement, any Terms Agreement or the Trust Deed, except to the extent that the failure to obtain or make such consents, approvals, authorizations, orders, registrations or qualifications would not have a Material Adverse Effect or affect the validity of the Securities, and such consents, approvals, authorizations, orders, registrations or qualifications as have been, or will have been prior to the date of this Agreement, obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws (including insurance laws of any state relating to offers and sales of securities in such state) or under applicable Canadian securities or banking laws in connection with the purchases of the Securities by any Dealer, as the case may be, both in the manner contemplated hereby;

(o) There is no action, suit or proceeding pending or to the knowledge of the executive officers of the Bank threatened against the Bank or any of its subsidiaries, which has, or may reasonably be expected in the future to have, a Material Adverse Effect, except as set forth or contemplated in the Registration Statement and the Prospectus, each as amended or supplemented;

(p) The Bank is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder;

(q) Neither the Bank nor any of its subsidiaries or affiliates, nor any director, officer, or employee, nor, to the Bank’s knowledge, any agent or representative of the Bank or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Bank and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(r) As of the issue date of any series or tranche (after giving effect to the issue of such Securities and of any other Securities to be issued, and to the redemption of any Securities to be redeemed, on or prior to such issue date), the aggregate principal amount of outstanding Securities issued pursuant to the Registration Statement will not exceed the authorized amount permitted under the Registration Statement and the aggregate principal amount of all outstanding Securities issued will not exceed any limits on the authorized amount of outstanding Securities established by the Office of the Superintendent of Financial Institutions (Canada);

(s) There exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, an Issuer Event of Default in relation to any outstanding Security;

(t) The Bank has not received notice of any litigation or claim calling into question its title to any material portion of the aggregate of the Related Security sold to the Guarantor under the Mortgage Sale Agreement or its rights to assign or declare a trust in respect of any such Related Security to the Guarantor that, if decided for the claimant, would have a material adverse effect on the ability of the Guarantor to satisfy its obligations under the Covered Bond Guarantee;

(u) The operations of the Bank and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Bank and its subsidiaries conduct business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the executive officers of the Bank, threatened; and

(v) (i) The Bank represents that neither the Bank nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Entity, any director, officer, employee, dealer, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the Canadian Government, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Bank represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that, to the knowledge of the Entity, will result in a violation of applicable Sanctions in the jurisdiction in which such activity is carried out by such Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

2. Representations and Warranties of the Guarantor. The Guarantor represents and warrants to and agrees with each of the Dealers that:

(a) The Guarantor is a limited partnership established and existing under the Limited Partnerships Act (Ontario), with full power, capacity and authority to own its properties and to conduct business, and is lawfully qualified to do business in those jurisdictions in which business is conducted by it;

(b) The Guarantor has full power and capacity to execute and deliver this Agreement, the Covered Bond Guarantee and the Agency Agreement and to undertake and to perform the obligations expressed to be assumed by it herein and therein, and has taken all necessary corporate or other action to approve and to authorize the same;

(c) This Agreement, the Covered Bond Guarantee and the Agency Agreement have been duly authorized, executed and delivered by the Guarantor and constitute, legal, valid, binding and enforceable obligations of the Guarantor, as to enforcement, bankruptcy, insolvency, reorganization and the laws of general applicability relating to or affecting creditor’s rights and to general equity principles;

(d) All authorizations, consents, approvals, filings, notifications and registrations required by the Guarantor for or in connection with the execution and delivery of this Agreement and the performance by the Guarantor of the obligations expressed to be undertaken by it herein and the distribution of the Prospectus and the relevant Prospectus Supplement have been obtained and are in full force and effect or, as the case may be, have been effected;

(e) The execution and delivery of this Agreement, the Trust Deed, the Covered Bond Guarantee, the Agency Agreement and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not and will not (A) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Limited Partnerships Act (Ontario) or any constitutional documents of the Guarantor, the laws of the Province of Ontario, Canada or (B) violate, conflict with or result in a breach of any terms, conditions or provisions, any indenture, trust deed, mortgage or other agreement or note to which the Guarantor is a party or by which it or any of its assets or properties is bound and which would be material in the context of the issue of the Securities, or (C) infringe any existing applicable law, rule, regulation, directive (including any relevant implementing measures), judgment, order or decree of Canada or any political subdivisions of the foregoing having jurisdiction over the Guarantor or its assets or properties that would have an adverse material effect on holders of the Securities;

(f) The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, as amended or supplemented, did not, as of their respective issue dates, contain an untrue statement of a material fact with respect to the Guarantor or the Covered Bond Guarantee or omit to state a material fact required to be stated therein with respect to the Guarantor or the Covered Bond Guarantee or necessary to make the statements therein with respect to the Guarantor or the Covered Bond Guarantee, in the light of the circumstances in which they were made, not misleading;

(g) The Guarantor has not engaged in any activities since its formation other than (A) those incidental to any registration as a limited partnership under the Limited Partnerships Act (Ontario); (B) the authorization and execution of the Transaction Documents to which it is a party; (C) the activities referred to or contemplated in the Transaction Documents or in the Pricing Disclosure Package and the Prospectus; or (D) the activities necessary to hold the Portfolio (as defined in the applicable Prospectus Supplement) and its other assets in accordance with the terms of the Transaction Documents;

(h) Other than as set out in any of the Transaction Documents there exists no mortgage, lien, pledge or other charge or security interest on or over its assets and other than the Transaction Documents, it has not entered into any other material indenture or trust deed;

(i) There exists no event or circumstance which is or may with the passing of time, the giving of notice, the making of any determination, or any combination thereof constitute, an Guarantor Event of Default (as defined in the Terms and Conditions) in relation to any outstanding Security;

(j) Subject to the laws of bankruptcy and other laws affecting the rights of creditors generally, its obligations under the Covered Bond Guarantee and the Transaction Documents to which it is a party will be secured in the manner provided in the Security Agreement;

(k) The Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended; and

(l) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or any federal, provincial, state, municipal or other governmental department, commission, board, agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor, threatened against or affecting the Guarantor or any of its subsidiaries (i) other than proceedings described in the Pricing Disclosure Package and proceedings that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Guarantor to perform its obligations under this Agreement, the Trust Deed or the Securities or to consummate the transactions contemplated by the Pricing Disclosure Package or (ii) that is required to be described in the Registration Statement or the Prospectus and is not so described.

3. (a) On the basis of the representations and warranties, and subject to the terms and conditions, herein set forth, each of the Dealers hereby severally and not jointly agrees to use its reasonable efforts to solicit and receive offers to purchase the Securities upon the terms and conditions set forth herein, in the Prospectus as amended or supplemented from time to time and in any applicable Prospectus Supplement [or Term Sheet].

The Bank reserves the right, in its sole discretion, to instruct the Dealers to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of instructions from the Bank, the Dealers will forthwith suspend solicitation of offers to purchase Securities from the Bank until such time as the Bank has advised the Dealers that such solicitation may be resumed. During such time as the solicitation of offers to purchase the Securities shall be suspended, the Bank shall not be required to comply with the provisions of Sections 5(e), 5(f) and 5(g).

As Dealers, you are authorized to solicit offers to purchase the Securities only in accordance with applicable securities laws, and in authorized denominations as set forth in the Prospectus at a purchase price equal to 100% of their principal amount unless otherwise indicated on the applicable Term Sheet, if any, and Prospectus Supplement.

(b) Unless the Bank and the Dealers otherwise agree, each sale of Securities to any Dealer shall be made in accordance with the terms of this Agreement and, unless the Bank and such Dealer shall otherwise agree, a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Dealer. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Dealer. Unless the Bank and such Dealer shall otherwise agree, the commitment of any Dealer to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties, and subject to the terms and conditions, herein set forth. Each Terms Agreement shall include a specification of the principal amount of Securities to be purchased by any Dealer pursuant thereto, the price to be paid to the Bank for such Securities, any commissions to be paid to the Dealers, the currency in which such Securities are to be denominated, any provisions relating to rights of, and default by, any additional underwriters acting together with such Dealer in the reoffering of the Securities, and the time (each, a “Time of Delivery”) and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for officers’ certificates, opinions of counsel and accountants’ letters pursuant to Section 6 hereof.

(c) Each Dealer severally agrees, with respect to any Security denominated in a currency other than U.S. dollars, as dealer, directly or indirectly, not to solicit offers to purchase, and as a principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency (or if such Security is denominated in euros, not to residents of the 12 member states of the European Monetary Union; or if such Security is denominated in a composite currency, not to residents in any country issuing a currency comprising a portion of such composite currency), except, in each case, as permitted by applicable law.

(d) Each Dealer severally represents and agrees with the Bank that it will comply with or observe any restrictions or limitations set forth in the Prospectus as amended or supplemented on persons to whom, or the jurisdictions or manner in which, the Securities may be offered, sold, resold or delivered.

(e) Each Dealer severally represents and agrees with the Bank that it will promptly advise the Bank upon the completion of the distribution of any offering of Securities.

4. Any documents required to be delivered pursuant to Section 9 hereof shall be made available to the Dealers and their counsel at the office of the Bank’s counsel, Allen & Overy LLP, 1221 Avenue of the Americas, New York, New York 10020, and copies of such documents, other than documents delivered pursuant to Section 9(b), shall be made available to the Dealers and their counsel electronically.

5. Each of the Bank and the Guarantor covenants and agrees with each Dealer:

(a) (i) To make no amendment or supplement (other than an amendment or supplement as a result of the Bank’s filing of a report under the Exchange Act) to the Registration Statement, the Pricing Disclosure Package or the Prospectus after the date of any Terms Agreement and prior to the related Time of Delivery unless approved by any Dealer party to such Terms Agreement promptly after reasonable notice thereof; (ii) to prepare, with respect to a particular offering of Securities to be sold by the Bank through or to such Dealer pursuant to this Agreement, a Prospectus Supplement and, if requested by such Dealer and agreed to by the Bank prior to the Applicable Time, to prepare an Issuer Free Writing Prospectus that is a final term sheet relating to such Securities in the form set forth in Annex II hereto (each, a “Term Sheet”), with respect to such Securities in a form previously approved by such Dealer and to file such final Prospectus Supplement or Term Sheet pursuant to Rule 424(b) or Rule 433(d) under the Securities Act within the time required by such rule; (iii) to make no amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus other than any Term Sheet or Prospectus Supplement (and other than an amendment or supplement as a result of filings by the Bank under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Securities Act relating to securities other than the Securities purchased through or by such Dealer), at any other time prior to having afforded each Dealer a reasonable opportunity to review it; (iv) to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule; and (v) to file promptly all other material required to be filed by the Bank with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Dealer, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus or to the Pricing Disclosure Package has been filed with, or transmitted for filing to, the Commission (other than an amendment or supplement as a result of filings by the Bank under the Exchange Act and other than the filing of prospectuses, preliminary prospectuses, preliminary prospectus supplements, free-writing prospectuses and other documents pursuant to Rule 424(b) or Rule 433 under the Securities Act relating to securities other than the Securities purchased through or by such Dealer), of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, Pricing Disclosure Package or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

(b) To furnish such Dealer with copies of the Registration Statement and each amendment thereto, and with copies of the Prospectus as each is amended or supplemented, other than any Prospectus Supplement or Term Sheet or amendment or supplement relating solely to an offering of securities other than the Securities, in the form in which it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Securities Act, both in such quantities as such Dealer may reasonably request from time to time; and, if the delivery of a prospectus is required in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify such Dealer as promptly as practicable and request such Dealer to suspend solicitation of offers to purchase Securities and, if so notified, such Dealer shall forthwith cease such solicitations; and if the Bank shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Dealer promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Dealer continues to own Securities purchased from the Bank by such Dealer as principal which such Dealer proposes to sell, upon the reasonable request of such Dealer, the Bank shall promptly prepare and file with the Commission such an amendment or supplement, the expense of such preparation and filing to be borne by the Bank;

(c) That, from the date of any Terms Agreement with such Dealer and continuing to and including the related Time of Delivery, the Bank will not, without the prior consent (such consent not to be unreasonably withheld or delayed) of such Dealer, offer, sell, contract to sell or otherwise dispose of any debt securities of the Bank that (i) mature more than one year after such Time of Delivery, (ii) have the same maturity, and (iii) are otherwise substantially similar to the Securities. The restriction imposed by this Section 5(c) shall not apply to (i) any issue of debt securities denominated in a currency other than U.S. dollars, (ii) an issue of debt securities of which at least 90% (based on gross offering proceeds) is offered and sold outside the United States, or (iii) guarantees by the Bank of debt securities of its subsidiaries;

(d) That each acceptance by the Bank of an offer to purchase Securities hereunder, and each sale of Securities to such Dealer pursuant to a Terms Agreement, shall be deemed to be an affirmation to such Dealer that the representations and warranties of the Bank contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance or of such Terms Agreement as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented at such time);

(e) That each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Bank of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and each time, if so indicated in the applicable Terms Agreement, the Bank sells Securities to such Dealer as principal, the Bank shall furnish or cause to be furnished (as promptly as reasonably practicable in the case of any such amendment or supplement) to such Dealer, upon its request, a certificate of an officer of the Bank, in his or her capacity as an officer of the Bank, dated the date of such supplement, amendment or Time of Delivery related to such sale, in form satisfactory to such Dealer in its reasonable judgment to the effect that the statements contained in the certificate referred to in Section 9(f) hereof which was last furnished to such Dealer are true and correct, in all material respects, at such date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus each as amended and supplemented to such time) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 9(f) but modified to relate to the Registration Statement and the Prospectus each as amended and supplemented to such date;

(f) That each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Bank of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, and each time, if so indicated in the applicable Terms Agreement, the Bank sells Securities to such Dealer as principal, the Bank shall furnish or cause to be furnished (as promptly as reasonably practicable in the case of any such amendment or supplement) to such Dealer, upon its request, a written opinion and letter of Sullivan & Cromwell LLP/Allen & Overy LLP, United States counsel for the Bank, and a written opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank, or, in either case, other counsel satisfactory to such Dealer in its reasonable judgment, dated the date of such amendment, supplement or Time of Delivery relating to such sale, each in form satisfactory to such Dealer in its reasonable judgment, to the effect that such Dealer may rely on the opinion and letter referred to in Section 9(c) or the opinion referred to in Section 9(d) hereof, as the case may be, which was last furnished to such Dealer to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion or letter shall be deemed to relate to the Registration Statement and the Prospectus each as amended and supplemented to such date) or, in lieu of either such opinion, an opinion and letter of the same tenor as the opinion and letter referred to in Section 9(c) or an opinion of the same tenor as the opinion referred to in Section 9(d) hereof, as the case may be, but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(g) That each time the Registration Statement or the Prospectus shall be amended or supplemented as a result of the filing by the Bank of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act to set forth financial information included in or derived from the Bank’s consolidated financial statements, and each time, if so indicated in the applicable Terms Agreement, the Bank sells Securities to such Dealer as principal, the Bank shall cause its independent registered public accounting firm to furnish (as promptly as reasonably practicable in the case of any such amendment or supplement) to such Dealer, upon its request, a letter, dated a date which is as soon as reasonably practicable after the date of such amendment or supplement, or a letter, dated the Time of Delivery relating to such sale, in either case in form satisfactory to such Dealer in its reasonable judgment, of the same tenor as the letter referred to in Section 9(e) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such amendment or supplement or Terms Agreement and Time of Delivery, as the case may be, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Bank, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; and

(h) To consider any request by the Dealers to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Dealers shall reasonably request.

6. (a) The Bank and each Dealer agree that the Bank will prepare and use one or more preliminary prospectus supplements or final prospectus supplements relating to the Securities containing customary information; provided that such information has been approved by the Dealers in writing before the first communication containing such information is used;

(b) Each Dealer severally represents that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell the Securities other than (A) any written communication permitted under subparagraph (a) above, (B) any Term Sheet or (C) any written communication prepared by such Dealer and approved by the Bank in advance in writing;

(c) Except in the case of Securities sold directly by the Bank, with respect to any particular issuance of Securities, the Bank represents to the Dealer purchasing such Securities that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell such Securities other than (A) any written communication permitted under subparagraph (a) above, (B) any Term Sheet or (C) any written communication approved by such Dealer in advance in writing;

(d) The Bank represents and agrees that it has complied and, in connection with any issuance of securities, will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus related to such issuance, including timely filing with the Commission where required, legending and record keeping, and neither the Bank nor any Dealer, without the written consent of the Bank or each relevant Dealer, as the case may be, will take any action that would result in the Bank or any Dealer, as the case may be, being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus that would not otherwise have been required to be filed thereunder. Except for the Issuer Free Writing Prospectuses, if any, identified in a schedule to the applicable Terms Agreement forming part of the Pricing Disclosure Package, and electronic road shows, if any, each furnished to the Dealers before first use, the Bank has not used or referred to, and will not, without the prior written consent of the Dealers (such consent not to be unreasonably withheld), use or refer to, any free writing prospectus;

(e) With respect to any issue of Securities, the Bank agrees that if at any time following the relevant Applicable Time until and including the related Time of Delivery any event occurred or occurs as a result of which an Issuer Free Writing Prospectus included in the relevant Pricing Disclosure Package would conflict (except to the extent that such conflict is a modification of or supersedes previous information) with the information in the Registration Statement, when it became effective, and as of the date of this Agreement, did not contain and, as amended or supplemented as of the date of any Prospectus Supplement and the related settlement date, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, the Prospectus as amended or supplemented or the Prospectus Supplement or, taken together with the relevant Pricing Disclosure Package, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Bank will give prompt notice thereof to the relevant Dealers and, (ii) if requested by such Dealers, and the Bank agrees, acting reasonably, will prepare and furnish without charge to each Dealer an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this Section 6(e) shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Bank by the Dealer or Dealers making such request expressly for use therein;

(f) Each Dealer severally covenants and agrees with the Bank that each acceptance by such Dealer of an offer to purchase Securities hereunder, and each sale of Securities from the Bank to such Dealer pursuant to a Terms Agreement, shall be deemed to be an affirmation to the Bank that the representations and warranties of such Dealer contained in or made pursuant to this Agreement are true and correct in all material respects as of the date of such acceptance or of such Terms Agreement as though made at and as of such time; and

(g) Each Dealer severally represents and agrees that:

(i) it will only sell Securities in accordance with the terms and conditions set forth in this Agreement, any applicable Terms Agreement and the Pricing Disclosure Package;

(ii) it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers or sells Securities or possesses or distributes the Prospectus as amended or supplemented, any Prospectus Supplement, any Term Sheet or any Issuer Free Writing Prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Bank shall have no responsibility in relation to this;

(iii) it will not offer or sell any Securities purchased by it, directly or indirectly, in Canada or to any resident of Canada without the consent of the Bank, and further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to any Securities that may be entered into by such Dealer; and

(iv) it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any free writing prospectus, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Bank and not incorporated by reference into the Registration Statement and any press release issued by the Bank) other than any Issuer Free Writing Prospectus.

7. The Bank covenants and agrees with each Dealer that the Bank will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Bank’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, any Term Sheet, any Issuer Free Writing Prospectus and any Prospectus Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Dealer; (ii) the reasonable fees and expenses of counsel for the Dealers in connection with the transactions contemplated hereunder; (iii) the cost of printing, word-processing or reproducing this Agreement, the Registration Statement, any Preliminary Prospectus, the Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus, any Terms Sheet and any Prospectus Supplements, any Trust Deed, any Blue Sky and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(h) hereof, including fees and disbursements of the Bank’s counsel and reasonable fees and disbursements of Dealer’s counsel in connection with such qualification and in connection with the Blue Sky and legal investment surveys and all filing fees incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority; (v) any fees charged by security rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Trust Deed and the Securities; (viii) any advertising expenses connected with the sale of Securities so long as such advertising expenses have been pre-approved by the Bank; (ix) the costs and expenses of the Bank relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Bank, travel and lodging expenses of the representatives and officers of the Bank and any such consultants, and the cost of any aircraft chartered in connection with the road show; (x) all reasonable costs and expenses related to the transfer and delivery of the Securities to the Dealers, including any transfer or other similar taxes payable thereon; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Each Dealer shall pay all other fees and expenses it incurs.

8. The obligation of any Dealer hereunder shall be subject, in such Dealer’s reasonable discretion, to the condition that all representations and warranties and other statements of the Bank herein are true and correct, in all material respects, at and as of the date of this Agreement and to the condition that the Bank shall have performed, in all material respects, all of its obligations hereunder theretofore in each case to be performed and to the following additional conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or, to the knowledge of the executive officers of the Bank, shall be contemplated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Dealer;

(b) Such Dealer shall have received, upon its request, from Shearman & Sterling LLP/Morrison & Foerster LLP, United States counsel to the Dealers, or other counsel satisfactory to such Dealer in its reasonable judgment, such opinion and letter, dated the date of this Agreement, with respect to the validity of the Trust Deed and the Securities, matters related to the Registration Statement and the Prospectus, as amended or supplemented, and such other matters as such Dealer may request in its reasonable judgment, and the Bank shall have furnished to such counsel such documents as such counsel requests in its reasonable judgment for the purpose of enabling such counsel to pass upon such matters;

(c) Such Dealer shall have received an opinion and letter of Sullivan & Cromwell LLP/Allen & Overy LLP, United States counsel for the Bank, or other counsel satisfactory to such Dealer in its reasonable judgment, dated the date of this Agreement;

(d) Such Dealer shall have received an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank, or other counsel satisfactory to such Dealer in its reasonable judgment, dated the date of this Agreement;

(e) On the date of this Agreement, the independent registered public accounting firm who have audited the financial statements of the Bank and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus shall have furnished to such Dealer a letter, dated such applicable date, in form and substance satisfactory to such Dealer;

(f) The Bank shall have furnished or caused to be furnished to such Dealer a certificate of any Vice Chairman, any Executive or Senior Vice President, any Executive Managing Director or any Vice President or any principal financial or accounting officer of the Bank, dated the date of this Agreement, in which such officer, in his or her capacity as such, to the best of his or her knowledge after reasonable investigation, shall state that the representations and warranties of the Bank in this Agreement are true and correct, in all material respects, as of such applicable date, that the Bank has complied with all agreements and satisfied all conditions on its part to be performed or satisfied, in all material respects, at or prior to such applicable date, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and that, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented, there has not been any Material Adverse Change, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, as amended or supplemented; and

(g) Such Dealer shall have received evidence that the Bank is registered as a registered issuer in the Registry and the Program is registered in the Registry and the Bank’s right to issue Covered Bonds under the Program is not suspended by the CMHC.

9. (a) The Bank will indemnify and hold harmless each Dealer and each person, if any, who controls any of the Dealers within the meaning of the Securities Act, against any losses (other than loss of profits), claims, damages or liabilities, joint or several, to which such Dealer or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, therein not misleading, and will reimburse such Dealer and such controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim, as incurred; provided, however, that the Bank will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank by such Dealer expressly for use therein.

(b) Each Dealer, severally and not jointly, will indemnify and hold harmless the Bank and each person, if any, who controls the Bank within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Bank or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Disclosure Package or the Prospectus, each as amended or supplemented, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Bank by such Dealer expressly for use therein; and will reimburse the Bank for any legal or other expenses reasonably incurred by the Bank or such controlling person in connection with investigating or defending any such action or claim, as incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided, however, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, in the judgment of counsel, be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Such firm shall be designated in writing by the Dealers in the case of parties indemnified pursuant to Section 10(a) and by the Bank in the case of parties indemnified pursuant to Section 10(b). The indemnifying party shall not be liable for any settlement of any proceeding affected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which such consent shall not be unreasonably conditioned, delayed or withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is an actual or potential party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes (x) no admission of culpability of such indemnified party and (y) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses (other than loss of profits), claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and each Dealer on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Bank on the one hand and each Dealer on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and each Dealer on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) received by the Bank bear to the total commissions or discounts received by such Dealer in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Bank on the one hand or by any Dealer on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Bank and each Dealer agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), a Dealer shall not be required to contribute any amount in excess of the amount by which total commissions or discounts received by such Dealer in respect thereof exceeds the amount of any damages which such Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) or found to be grossly negligent by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Bank under this Section 10 shall be in addition to any liability which the Bank may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Dealer within the meaning of the Securities Act; and the obligations of each Dealer under this Section 10 shall be in addition to any liability which such Dealer may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Bank and to each person, if any, who controls the Bank within the meaning of the Securities Act.

10. The respective indemnities, agreements, representations, warranties, and other statements by any Dealer and the Bank or its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof made by or on behalf of any Dealer or the Bank or any of its officers or directors or any controlling person, and will survive each delivery of and payment for any of the Securities.

11. (a) The provisions of this Agreement relating to the purchase the Securities from the Bank may be suspended or terminated at any time by the Bank as to any Dealer or by any Dealer as to such Dealer upon the giving of written notice of such suspension or termination to such Dealer or the Bank, as the case may be. In the event of any such suspension or termination, with respect to any Dealer, this Agreement shall remain in full force and effect with respect to any Dealer as to which such suspension or termination has not occurred and no party shall have any liability to the other party hereto, except as provided in the third paragraph of Section 4(a), Section 8, Section 10, and Section 11 and except that, if at the time of such suspension or termination, an offer for the purchase of Securities shall have been accepted by the Bank but the delivery of the Securities relating thereto to the purchaser or his dealer shall not yet have occurred, the Bank shall have the obligations provided in subsections (e), (f) and (g) of Section 6.

(b) The Bank, in its sole discretion, may appoint one or more additional parties to act as Dealers hereunder from time to time. Any such appointment shall be made in a writing signed by the Bank and the party so appointed. Such appointment shall become effective in accordance with its terms after the execution and delivery of such writing by the Bank and such other party. When such appointment is effective, such other party shall be deemed to be one of the Dealers referred to in, and to have the rights and obligations of a Dealer under, this Agreement, subject to the terms and conditions of such appointment.

(c) The Bank and any Dealer may amend, eliminate or otherwise change any provision of this Agreement with respect to such Dealer without consent of, or notice to, any other Dealer. Any such amendment, elimination or change shall be made in a writing signed by the Bank and each Dealer that is a party to such amendment, elimination or change. In the event of such amendment, elimination or change, this Agreement shall remain in full force and effect with respect to any Dealer that is not a party to such amendment, elimination or change (without giving effect to such amendment, elimination or change with respect to such Dealer) unless suspended or terminated with respect to such Dealer pursuant to clause (a) of this Section 11.

12. The following terms shall apply to any Terms Agreement if provided for therein:

(a) If any Dealer shall default in its obligation to purchase the Securities which it has agreed to purchase pursuant to such Terms Agreement, the representatives, if any, named in such Terms Agreement may in their discretion arrange for the representatives or another party or parties to purchase such Securities on the terms provided by such Terms Agreement. If within thirty-six hours after such default by any Dealer the representatives do not arrange for the purchase of such Securities, then the Bank shall be entitled to a further period of thirty-six hours within which to procure another party or parties satisfactory to the representatives to purchase such Securities on such terms.

(b) In the event that, within the respective prescribed periods, the representatives notify the Bank that they have so arranged for the purchase of such Securities, or the Bank notifies the representatives that it has so arranged for the purchase of such Securities, the representatives or the Bank shall have the right to postpone the Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Bank agrees to file promptly any amendments or supplements to the Registration Statement, the Pricing Disclosure Package or the Prospectus which in the representatives’ opinion may thereby be made necessary. The term “Dealer” as used with respect to such Terms Agreement shall include any person substituted under this Section 13 (if applicable) with like effect as if such person had originally been a party to such Terms Agreement.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Dealer or Dealers by the representatives and the Bank as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities covered by such Terms Agreement, then the Bank shall have the right to require each non-defaulting Dealer which is a party to that Terms Agreement to purchase the principal amount of Securities which such Dealer agreed to purchase pursuant to such Terms Agreement and, in addition, to require each non-defaulting Dealer which is a party to that Terms Agreement to purchase its pro rata share (based on the principal amount of Securities which such Dealer agreed to purchase pursuant to such Terms Agreement) of the Securities of such defaulting Dealer or Dealers for which such arrangements have not been made; provided, however, that nothing in this Section 13(c) shall relieve a defaulting Dealer from liability for its default.

(d) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Dealer or Dealers by the Dealers and the Bank as provided in subsection (a) above, the aggregate principal amount of Securities pursuant to such Terms Agreement which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities covered by such Terms Agreement, or if the Bank shall not exercise the right described in subsection (c) above to require non-defaulting Dealers to purchase Securities of a defaulting Dealer or Dealers, then such Terms Agreement shall thereupon terminate, without liability on the part of any non-defaulting Dealer or the Bank, except for the expenses to be borne by the Bank and the Dealers as provided in Section 8 hereof incorporated therein by reference and the indemnity and contribution agreement in Section 10 hereof incorporated therein by reference; provided, however, that nothing in this Section 13(d) shall relieve a defaulting Dealer from liability for its default.

13. Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to a Dealer, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail as set forth in Annex III hereto under such Dealer’s name, and if to the Bank shall be sufficient in all respects when delivered or sent by registered mail to Bank of Montreal, 100

King Street West, 1 First Canadian Place, 18th Floor, Toronto, Ontario, Canada M5X 1A1, Facsimile Transmission: (416) 867-7193, Attention: Senior Vice-President, Financial Strategy, with a copy to Osler, Hoskin & Harcourt LLP, 100 King Street West, Suite 6600, Toronto, Ontario, Canada M5X 1B8, Facsimile Transmission: (416) 862-6666, Attention: Richard Fullerton.

14. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Dealer (or the applicable Dealer, in the case of a Terms Agreement) and the Bank, and to the extent provided in Section 10 and Section 11 hereof, the officers and directors of the Bank and any person who controls any Dealer or the Bank and an affiliate of a Dealer, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Dealer hereunder shall be deemed a successor or assign by reason of such purchase.

15. The Bank acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and any Terms Agreement is an arm’s-length commercial transaction between the Bank, on the one hand, and the Dealers, on the other, (ii) in connection therewith and with the process leading to such transaction each Dealer is acting solely as a principal and not the agent or fiduciary of the Bank, (iii) no Dealer has assumed an advisory or fiduciary responsibility in favor of the Bank with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Dealer has advised or is currently advising the Bank on other matters) or any other obligation to the Bank except the obligations expressly set forth in this Agreement, (iv) the Dealer may have interests that differ from the interests of the Bank and (v) the Bank has consulted its own legal and financial advisors to the extent it deemed appropriate. The Bank agrees that it will not claim that the Dealer, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Bank, in connection with such transaction or the process leading thereto.

16. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Bank and the Dealers, or any of them, with respect to the subject matter hereof.

17. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York, without regard to principles of conflicts of laws other than the New York General Obligations Law Sections 5-1401 and 5-1402.

18. The Bank irrevocably (i) agrees that any legal suit, action or proceeding against the Bank brought by any Dealer or by any person who controls any Dealer arising out of or based upon this Agreement or any Terms Agreement may be instituted in any state or federal court in The City of New York (a “New York Court”), (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding, and (iii) submits to the jurisdiction of such courts in any such suit, action or proceeding. The Bank irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or any Terms Agreement or the transactions contemplated hereby and thereby that is instituted in any New York Court. The Bank has appointed BMO Capital Markets Corp., 3 Times Square, 28th Floor, New York, New York 10036 (Attention: Secretary), as its authorized agent (the “Authorized Agent”) upon which process may be served in any such action arising out of or based on this Agreement or any Terms Agreement that may be instituted in any New York Court by any Dealer or by any person who controls any Dealer, expressly consents to the jurisdiction of any such court in respect of any such action. The Bank represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Bank shall be deemed, in every respect, effective service of process upon the Bank. Notwithstanding the foregoing, neither the Bank’s appointment of the Authorized Agent as its agent for service of process nor its consent to the jurisdiction of any New York Court and waiver of any defenses or objections thereto provided in this Section 19 shall apply to any legal action, suit or proceeding arising out of or based upon United States federal securities laws.

19. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which, in accordance with normal banking procedures, the relevant Dealers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Bank with respect to any sum due from it to any Dealer or any person controlling any Dealer shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Dealer or controlling person of any sum in such other currency, and only to the extent that such Dealer or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Dealer or controlling person hereunder, the Bank agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Dealer or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Dealer or controlling person hereunder, such Dealer or controlling person agrees to pay to the Bank an amount equal to the excess of the dollars so purchased over the sum originally due to such Dealer or controlling person hereunder.

20. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, “business day” shall mean any day other than a day when the Commission’s office in Washington, D.C. is not open for business or banking institutions are authorized or obligated by law or executive order to close in The City of New York or Toronto, Ontario.

21. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all of such respective counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Bank is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of any potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Bank relating to that treatment and structure, without any Dealer imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to the U.S. federal and state income tax treatment of the potential transaction.

23. Waiver of Jury Trial

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.

24. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Dealers are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Dealers to properly identify their respective clients.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Bank and each of you in accordance with its terms.

Very truly yours,

BANK OF MONTREAL

By:
Name:
Title:

Very truly yours,

BMO Covered Bond Guarantor Limited Partnership

By:
Name:
Title:

Accepted in New York, New York

BMO CAPITAL MARKETS CORP.

By:
Name:
Title:

ANNEX I

Bank of Montreal

unconditionally and irrevocably guaranteed by

BMO Covered Bond Guarantor Limited Partnership

Covered Bonds

up to an aggregate initial offering price of U.S.$10,000,000,000 or the equivalent thereof in other currencies under the global registered covered bond program

Terms Agreement

[Date]

[Name(s) and Address(es) of Dealer(s)]

Ladies and Gentlemen:

Bank of Montreal (the “Bank”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated [ ], 2013, among the Bank, the Guarantor and [Name(s) of Dealer(s)] (individually, an “Dealer” and, together the “Dealers”) (the “Underwriting Agreement”) and the additional dealers listed in Schedule I hereto represented by the Dealers (the “Representatives,” and collectively with the Dealers, the “Dealers”), to issue and sell to the Dealers the securities specified in Schedule II hereto (the “Purchased Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, all terms used herein have the meanings given to them in the Underwriting Agreement.

Nothing contained herein or in the Underwriting Agreement shall make any party hereto an agent of the Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Bank, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth in the Underwriting Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Underwriting Agreement which makes reference to the Registration Statement, the Pricing Disclosure Package or the Prospectus shall be deemed to be a representation and warranty as of the date of the Underwriting Agreement in relation to the Registration Statement, the Pricing Disclosure Package or the Prospectus (each as therein defined), and also a representation and warranty as of the date of this Terms Agreement and as of the Time of Delivery for the Purchased Securities, in each case, in relation to the Registration Statement, the Pricing Disclosure Package or the Prospectus as amended and supplemented in relation to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, or a Term Sheet, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Bank agrees to issue and sell to the Dealers and the Dealers agree to purchase from the Bank the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in Schedule II hereto. The obligation of any Dealer to purchase Securities as principal pursuant to this Terms Agreement shall be subject, in such Dealer’s reasonable discretion, to the condition that each representation and warranty in Section 1 of the Underwriting Agreement which makes reference to the Registration Statement, the Pricing Disclosure Package or the Prospectus are true and correct, in all material respects, as of the date of this Terms Agreement in relation to the Registration

Statement, the Pricing Disclosure Package or the Prospectus as amended and supplemented in relation to the Purchased Securities and the settlement date hereunder, and to the condition that the Bank shall have performed, in all material respects, all of its obligations under the Underwriting Agreement theretofore in each case to be performed and to the following additional conditions:

At the Time of Delivery for the Purchased Securities, there shall not have been any Material Adverse Change, otherwise than as set forth or contemplated in the Pricing Disclosure Package, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented in relation to the Purchased Securities, the effect of which, in the reasonable judgment of the Dealers, is so material and adverse as to make it impracticable or inadvisable to proceed with the purchase and public offering of the Purchased Securities by the Dealers, on the terms and in the manner contemplated in the Pricing Disclosure Package, as amended or supplemented.

The Dealers may terminate this Terms Agreement by notice given to the Bank, if after the execution and delivery of this Terms Agreement and prior to the Time of Delivery for the Purchased Securities: (i) there shall have occurred any suspension or material limitation in trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange if the effect of any such event, in the reasonable judgment of the Dealers, makes it impracticable or inadvisable to proceed with the purchase and public offering by the Dealers of the Purchased Securities; (ii) a general moratorium on commercial banking activities in New York is declared by either Federal or New York State authorities or in Toronto is declared either by federal or provincial authorities; (iii) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis involving the United States or Canada or there shall have been any declaration by the United States or Canada of a national emergency or war, other than any such outbreak, escalation or declaration arising out of or relating to the United States’ war on terrorism that does not represent a significant departure from the conditions that exist on the date of this Terms Agreement; (iv) trading is suspended in the Bank’s securities on the New York Stock Exchange or the Toronto Stock Exchange; (v) there shall have occurred any downgrading, or the Bank shall have received any written notice of any intended downgrading, in the rating accorded the Bank’s debt by Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, Standard & Poor’s, a division of The McGraw Hill Companies, Inc., Fitch Ratings, a division of The Fitch Group, or DBRS Limited and DBRS, Inc., or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, the ratings accorded the Bank’s debt; or (vi) there shall have occurred any material disruption in securities settlement, payment or clearance services in the United States or Canada, if, in the case of clauses (iii) and (vi), the effect of such an event in the reasonable judgment of the Dealers, is to make it impracticable or inadvisable to proceed with the purchase and public offering of the Purchased Securities by the Dealers, on the terms and in the manner contemplated in the Pricing Disclosure Package, as amended or supplemented.

[List any additional conditions/deliverables].

This Terms Agreement is a Terms Agreement referred to in the Underwriting Agreement and shall be governed by and construed in accordance with the law of the State of New York.

If the foregoing is in accordance with your understanding, please sign and return to us [            ] counterparts hereof, and, upon acceptance hereof by you, this Terms Agreement and such acceptance hereof, including the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Bank.

Bank of Montreal

By:
Name:
Title:

BMO Covered Bond Guarantor Limited Partnership

By:
Name:
Title:

Accepted:

[Name(s) of Dealer(s)]

By:
Name:
Title:

Schedule I to Annex I

Title of Purchased Securities:	[ ]

Form of Security	[global] [definitive]

Aggregate Principal Amount:	$[ ] or units of other Specified Currency

Price to Public:	[ ]% of the principal amount of the purchased Covered Bonds, plus accrued interest[, if any,] from [ ] to [and accrued amortization[, if any,] from [ ] to [ ]]

Applicable Time:	[time of day, month, day and year]

Purchase Price by [Name(s) of Dealer(s)]:

[    ]% of the principal amount of the Purchased Securities[, plus accrued interest from              to             ] [and accrued amortization, if any, from              to             ] (representing a purchase price equal to the Price to Public, less a commission payable to the Dealers of [    ]% of the principal amount of the Purchased Securities)

Method of and Specified Funds for Payment of Purchase Price:	[By certified or official bank cheque or cheques, payable to the order of the Bank, in [New York] [Clearing House] [immediately available] funds]

[By wire transfer to a bank account specified by the Bank in [next day] [immediately available] funds]

Trust Deed:	Trust Deed, dated as of September 30,, 2013, as amended or supplemented, between the Bank and Computershare Trust Company of Canada, as Trustee

Maturity:

Interest Rate:	[ ]% per annum, accruing from [ ]

Interest Payment Dates:	[ ] and [ ] of each year, beginning on [ ] and ending at maturity

Extended Due for Payment Date:	[ ]/[not applicable]

Day Count Convention:	30/360; Following, Unadjusted

“Business Day” definition:

Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions are authorized or required by law or executive order to close in The City of New York, New York or Toronto, Ontario

Closing Date:	[ ]

Closing Location:	New York, New York

Address for Notices to Underwriters:

BMO Capital Markets Corp.

115 S LaSalle Street, 37th Floor W

Chicago, Illinois 60603

Attn: [ ]

Barclays Capital Inc.

745 7th Avenue

New York, New York 10019

Facsimile: 646-834-8133

Attention: Syndicate Registration

- with a copy to -

Morrison & Foerster LLP

1290 Avenue of the Americas

New York, New York 10104-0050

Facsimile: 212-468-7900

Attention: Jerry Marlatt

Schedule III to Annex I

(a)	Issuer Free Writing Prospectuses:

[Term Sheet in the form set forth in Annex II of the Underwriting Agreement, but only if the Bank is requested by the Dealer(s) to prepare and file such term sheet pursuant to Section 5(a) of the Underwriting Agreement.]

(b)	Additional Information in Pricing Disclosure Package:

[List any free writing prospectus, other than the Term Sheet, that the Bank and the Dealer(s) have expressly agreed in writing to include as part of the Pricing Disclosure Package]

ANNEX II

Form of Term Sheet

Bank of Montreal

unconditionally and irrevocably guaranteed by

BMO Covered Bond Guarantor Limited Partnership

Covered Bonds

up to an aggregate initial offering price of U.S.$10,000,000,000 or the equivalent thereof in other currencies under the global registered covered bond program

FINAL TERM SHEET

DATED	[ ]
Issuer:	Bank of Montreal
Guarantor	BMO Covered Bond Guarantor Limited Partnership
Expected Ratings[1]:	[Aaa (Stable) / AAA (Stable) / AAA (Stable) / AAA (Stable) (Moody’s / S&P / Fitch / DBRS)]
Series Number:	[ ]
Principal Amount:	[ ]
Format:	[ ]
Trade Date:	[ ]
Settlement Date(T+[—])[2]:	[ ]
Interest Commencement Date;	[ ]
Final Maturity Date:	[ ]
Extended Due for Payment Date:	[ ]/ Not Applicable
Interest Rate:	[ ]
Re-offer Spread vs. MS:	[ ]
Redemption:	[ ]
Interest Rate Basis:	[ ]
Interest Payment Date[s]:	[ ]
Day Count Fraction:	[ ]
Payment Convention:	[ ]
Business Day(s):	[New York, Toronto]
Minimum Denominations:	[Minimum denominations of USD 1,000 and integral multiples of USD
Listing:	[ ]
Optional Redemption:	[None]
Form of Covered Bond	[DTC]
CUSIP/ISIN:	[ ]/[ ]
[Lead Underwriters]:	[ ]
[Co-Managers]	[ ]

1	A credit rating is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.

2

Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Covered Bonds on the pricing date or the next succeeding business day will be required, by virtue of the fact that the Covered Bonds initially will settle in [five business days (T+5)], to specify alternative settlement arrangements to prevent a failed settlement. The Issuer and Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the Issuer, the Guarantor, or any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling [BMO Capital Markets Corp.] toll-free at [ ] or by emailing [ ].

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

THESE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CMHC NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DISCLOSURE DOCUMENT. THESE COVERED BONDS ARE NOT INSURED OR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

AII-1

ANNEX III

Form of Opinion of Allen & Overy LLP

AIII-1

Form of Letter of Sullivan & Cromwell LLP

AIII-2

ANNEX IV

Form of Opinion of [Osler, Hoskin & Harcourt LLP]

AIV-1

ANNEX V

Form of Letter of Independent Registered Public Accounting Firm

AV-1

ANNEX VI

Agents

Name:	Contact Information:
BMO Capital Markets Corp.	[115 S LaSalle Street, 37th Floor W Chicago, Illinois 60603 Attn: Bob DiGangi]

A-1